   As filed with the Securities and Exchange Commission on December 18, 1998
                                                         Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             WESTPOINT STEVENS INC.
             (Exact name of registrant as specified in its charter)


         Delaware                                            36-3498354
(State or other jurisdiction                              (I.R.S. Employer
    of incorporation or                                  Identification No.)
       organization)
                             507 West Tenth Street
                           West Point, Georgia 31833
                                 (706) 645-4000
                        (Address and telephone number of
                   Registrant's principal executive offices)

                         RETIREMENT SAVINGS VALUE PLAN
                    FOR EMPLOYEES OF WESTPOINT STEVENS INC.

                         RETIREMENT SAVINGS VALUE PLAN
                        FOR EMPLOYEES OF LIEBHARDT INC.

                           (Full title of the plans)

                              ===================

                           M. CLAYTON HUMPHRIES, JR.
                                GENERAL COUNSEL
                             WESTPOINT STEVENS INC.
                             507 WEST TENTH STREET
                           WEST POINT, GEORGIA 31833
                                 (706) 645-4000
           (Name, address and telephone number of agent for service)

                           Copy of communications to:

                            Howard Chatzinoff, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                        Proposed             Proposed
                                                        Maximum              Maximum
Title of                      Amount                    Offering             Aggregate              Amount of
Securities to                 to be                     Price Per            Offering               Registration
of Registered                 Registered(1)             Share(2)             Price(2)               Fee
--------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,
par value $.01 per share      1,000,000 shares          $27.03125            $27,031,250            $7,515
                              ----------------           ---------           -----------             ------

==========================================================================================================================

(1) This registration statement relates to 900,000 shares of common stock issuable under the Retirement Savings Value Plan for Employees of WestPoint Stevens Inc. and 100,000 shares of common stock issuable under the Retirement Savings Value Plan for Employees of Liebhardt Inc. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon a good faith estimate of the aggregate number of shares of Common Stock of the Registrant to be purchased pursuant to the plan at the average of the high and low prices of the Common Stock as reported by the NASDAQ National Market System, the automated quotation system of the National Association of Securities Dealers, Inc., on December 15, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by WestPoint Stevens Inc. (the "Company") are incorporated herein by reference:


                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and the Form 11-K for the Retirement Savings Value Plan for Employees of WestPoint Stevens Inc. for the fiscal year ended December 31, 1997.

                  (b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1997, including, without limitation, the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Exchange Act on July 1, 1993, the Amendment to the Registration Statement on Form 10/A filed on January 6, 1994 and the Current Report on Form 8-K filed on May 19, 1995, including any other amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company or the Plans with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  (1)      Section 145 of Delaware General Corporation Law.
Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that his conduct was unlawful.

                  Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

                  To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:

                  (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or

                  (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                  (iii)    by the stockholders.

                  Section 145 of the DGCL permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person.

                  (2) By-law Provisions on Indemnity. Article V of the Amended and Restated By-laws of the Company, as the same may be amended from time to time (the "By-laws"), sets forth the extent to which the Company's directors and officers may be indemnified by the Company against liabilities which they may incur while serving in such capacity. Article V generally provides that the Company shall indemnify the directors and officers of the Company who are or were a party to any threatened, pending, or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees and disbursements), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection therewith, provided that the applicable standard of conduct set forth in Section 145 of DGCL was met and, provided further, that such indemnification shall be limited to expenses (including attorneys' fees and disbursements) actually and reasonably incurred in the case of an action or suit by or in the right of the Company to procure a judgment in its favor. Subject to the procedures for indemnification of directors and officers set forth in the By-laws, the indemnification of the Company's directors and officers provided for therein is in all other respects substantially similar to that provided for in Section 145 of the DGCL. Any such indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall insure to the benefit of the heirs, executors, and administrators of such person.

                  (3) Indemnification Agreements. In addition, each of the directors and the executive officers of the Company are entitled to indemnification from the Company pursuant to separate agreements (the "Indemnification Agreements") between the Company and such persons.

                  The Company has in effect insurance policies covering all of the Company's directors and officers in certain instances where by law they may not be indemnified by the Company.

                  The above discussion of the By-Laws of the Company and of the Indemnification Agreements and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such By-Laws, Indemnification Agreements and the Delaware Code.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  4(a)     -        Restated Certificate of Incorporation of
                                    the Company, filed as Exhibit 3(a) to the Company's Registration Statement on Form
                                    S-4 (Commission File No. 333-59817) filed on July 24, 1998 (incorporated by reference).

                  4(b)     -        Amended and Restated By-Laws of the
                                    Company, as amended and restated, filed as
                                    Exhibit 3.4 to the Company's Post-Effective
                                    Amendment No. 1 to the Registration
                                    Statement on Form S-1 (Commission File No.
                                    33-77726), filed on May 19, 1994
                                    (incorporated by reference).

                  5        -        Opinion and Consent of Counsel of WestPoint
                                    Stevens Inc.

                  23(a)    -        Consent of Ernst & Young, LLP.

                  23(b)    -        Consent of Counsel of WestPoint Stevens
                                    Inc. (Included in Exhibit 5)

                  24       -        Power of Attorney (included as part of this
                                    Registration Statement).

                  The Registrant hereby undertakes to submit the Plan in a timely manner to the Internal Revenue Service (the "IRS") and will make all changes required by the IRS in order to qualify the plan.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on this 18th day of December, 1998.


                                          WestPoint Stevens Inc.
                                          (REGISTRANT)


                                          By:  /s/ Holcombe T. Green, Jr.
                                             ----------------------------------
                             Holcombe T. Green, Jr.
               Chairman of the Board and Chief Executive Officer


                               POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Morgan M. Schuessler and Christopher N. Zodrow and each of them, his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

By   /s/ Holcombe T. Green, Jr.                      By  /s/ Morgan M. Schuessler
   ------------------------------------------           ------------------------------------------
   Holcombe T. Green, Jr.                               Morgan M. Schuessler
   Chairman of the Board and Chief Executive            Executive Vice President/Finance
   Officer (principal executive officer)                Chief Financial Officer
                                                        (principal financial officer)

   December 18, 1998                                     December 18, 1998



By  /s/ Joseph L. Jennings, Jr.                      By  /s/ J. Nelson Griffith
   ------------------------------------------           ------------------------------------------
   Joseph L. Jennings, Jr.                              J. Nelson Griffith
   Vice Chairman of the Board                           Controller (principal accounting officer)


   December 18, 1998                                    December 18, 1998

By /s/ Hugh M. Chapman                                By /s/ M. Katherine Dwyer
   ------------------------------------------            ----------------------------------------------
   Hugh M. Chapman                                       M. Katherine Dwyer
   Director                                              Director

   December 18, 1998                                     December 18, 1998



By /s/ John G. Hudson                                 By  /s/ Charles W. McCall
   ------------------------------------------            ----------------------------------------------
   John G. Hudson                                        Charles W. McCall
   Director                                              Director

   December 18, 1998                                     December 18, 1998



By /s/ Gerald B. Mitchell                             By /s/ Phillip Siegel
   ------------------------------------------            ----------------------------------------------
   Gerald B. Mitchell                                    Phillip Siegel
   Director                                              Director

   December 18, 1998                                     December 18, 1998



By /s/ John F. Sorte                                  By /s/ Thomas J. Ward
   ------------------------------------------            ----------------------------------------------
   John F. Sorte                                         Thomas J. Ward
   Director                                              Director

   December 18, 1998                                     December 18, 1998

                                   SIGNATURES


                Pursuant to the requirements of the Securities Act of 1933, the Management Pension Committee, which administers the Retirement Savings Value Plan for Employees of WestPoint Stevens Inc. and the Retirement Savings Value Plan for Employees of Liebhardt Inc., has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 18th day of December, 1998.



                             Retirement Savings Value Plan for Employees of WestPoint Stevens Inc.



                             By: /s John F. Sorte
                                 ---------------------------------------------
                                  Name:  John F. Sorte

                                  Title: Chairman of the Management Pension
                                         Committee of WestPoint Stevens Inc.




                             Retirement Savings Value Plan
                             for Employees of Liebhardt Inc.



                             By: /s/ John F. Sorte
                                 ---------------------------------------------
                                  Name:  John F. Sorte

                                  Title: Chairman of the Management Pension
                                         Committee of WestPoint Stevens Inc.

                                 EXHIBIT INDEX


EXHIBIT NO.                            DESCRIPTION                                        PAGE NO.
-----------                            -----------                                        --------
 4(a)    -        Restated Certificate of Incorporation of the Company, filed as
                  Exhibit 3(a) to the Company's Registration Statement on Form
                  S-4 (Commission File No. 333-59817) filed on July 24, 1998
                  (incorporated by reference).

 4(b)    -        Amended and Restated By-Laws of the Company, as amended and restated, filed as Exhibit 3.4 to the Company's
                  Post-Effective Amendment No. 1 to the Registration Statement
                  on Form S-1 (Commission File No. 33-77726), filed on May 19,
                  1994 (incorporated by reference).

 5       -        Opinion and Consent of Counsel of WestPoint Stevens Inc.

23(a)    -        Consent of Ernst & Young, LLP.

23(b)    -        Consent of Counsel of WestPoint Stevens Inc. (Included in
                  Exhibit 5)

24       -        Power of Attorney (included as part of this Registration
                  Statement).